UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 672-1900
(813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 29, 2009, Cott Corporation issued press releases announcing: (1) the commencement of a cash tender offer and consent solicitation by it’s wholly owned subsidiary, Cott Beverages Inc. (“Cott Beverages”), for any and all of its outstanding 8.0% Senior Subordinated Notes due 2011; and (2) Cott Beverages’ intention to offer $200.0 million of senior notes due 2017, subject to market conditions (the “Private Offering”). The securities to be issued in the Private Placement have not been registered under the Securities Act of 1933, as amended, and will not be offered or sold absent registration or an applicable exemption from registration requirements. Certain sections of the offering memorandum prepared in connection with the Private Offering are attached as exhibit 99.1 hereto.

Item 8.01	Other Events

Copies of the press releases announcing the tender offer and the intention to offer notes are filed and attached hereto as Exhibits 99.2 and 99.3, respectively, and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Portions of the Company’s Offering Memorandum.

99.2	Press Release dated October 29, 2009 Announcing Tender Offer and Consent Solicitation.

99.3	Press Release dated October 29, 2009 Announcing Intention to Offer Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

October 29, 2009	By:	/S/ NEAL CRAVENS
Neal Cravens
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Portions of the Company’s Offering Memorandum.

99.2	Press Release dated October 29, 2009 Announcing Tender Offer and Consent Solicitation.

99.3	Press Release dated October 29, 2009 Announcing Intention to Offer Notes.